Exhibit 99.1

Bruker Corporation Reports

Third Quarter 2013 Financial Results

BILLERICA, Mass. — November 1, 2013 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its third quarter ended September 30, 2013.

Bruker’s revenues for the third quarter of 2013 declined by 2.0 percent to $439.0 million, compared to $447.8 million in the third quarter of 2012.  Excluding a 0.5 percent positive effect from changes in foreign exchange rates and a 0.1 percent net negative effect from acquisitions and divestitures, Bruker reported a year-over-year decline in organic revenues of 2.4 percent in the third quarter of 2013.  This result includes organic growth of 0.3 percent in the Bruker Scientific Instruments (BSI) segment in the third quarter of 2013, and a revenue decline of 27.1 percent in the Bruker Energy and Superconducting Technologies (BEST) segment.  In the third quarter of 2012, BEST results included approximately $16 million of license revenue and associated operating profit.

Bruker reported third quarter 2013 GAAP operating income of $31.5 million, or 7.2% of revenues, compared to $60.3 million, or 13.5% of revenues, in the third quarter of 2012.  Third quarter 2013 GAAP earnings per diluted share (EPS) were $0.10, compared to EPS of $0.24 in the third quarter of 2012.

On a non-GAAP basis, Bruker reported third quarter 2013 operating income of $47.3 million, or 10.8% of revenues, compared to $69.4 million, or 15.5% of revenues, in the third quarter of 2012.  Third quarter 2013 non-GAAP EPS were $0.20, compared to $0.28 in the third quarter of 2012.  A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

For the first nine months of 2013, Bruker’s revenues grew 1.0 percent to $1.29 billion, compared to $1.27 billion in the first nine months of 2012.  Excluding a 0.6 percent unfavorable impact from changes in foreign exchange rates and a 0.4 percent net negative effect from acquisitions and divestitures, the Company generated 2.0 percent organic revenue growth for the first nine months of 2013.

Bruker reported GAAP operating income of $87.2 million, or 6.8% of revenues, for the first nine months of 2013, compared to $116.8 million, or 9.2% of revenues, for the first nine months of 2012.  The Company’s GAAP EPS for the first nine months of 2013 were $0.27, compared to $0.39 in the first nine months of 2012.

On a non-GAAP basis, Bruker reported operating income of $124.2 million, or 9.6% of revenues, for the first nine months of 2013, compared to $146.0 million, or 11.5% of revenues, for the first nine months of 2012.  Non-GAAP EPS for the first nine months of 2013 were $0.46, compared to $0.54 in the first nine months of 2012.

“Our third quarter performance reflected continued weak demand from industrial markets, a double-digit decline in our Preclinical Imaging Division’s revenues, and a difficult year-over-year comparison for BEST due to a license transaction that was recorded in Q3 2012,” said Frank Laukien, President and CEO of Bruker.  “On a year-to-date basis, mid-single digit revenue growth in our BioSpin and CALID Groups, and low-single digit growth in our BEST segment, has been partially offset by a mid-single digit revenue decline in our BMAT Group, due to weakness in demand from Asia-Pacific industrial customers.”

Laukien continued: “Throughout 2013, we have been making organizational, system, and operational changes to better position Bruker for sustainable, profitable growth and cash flow generation.  While we are pleased with the progress of these ongoing restructuring efforts, our near-term visibility has been inconsistent throughout 2013, leading to variability in our quarterly results.  With continued weakness in industrial markets, our updated view is that the fourth quarter of 2013 will not be as strong as we originally expected and, as a result, we are taking additional near-term actions to reduce our headcount and lower our expense base, while analyzing restructuring opportunities for 2014 and beyond.”

Bruker is in the process of reducing headcount in its Bruker Materials (BMAT) Group by approximately 150 employees.  This cost reduction action is in addition to Bruker’s previously announced restructuring activities for 2013, which include:

•                  Outsourcing of various non-core manufacturing activities

•                  Divesting a non-core BioSpin product line (Power Electronics) in Q1 of 2013

•                  Closure of a CALID and a BEST manufacturing facility, expected to be completed in Q4 of 2013

With the addition of the cost reduction initiatives of the BMAT Group, the Company now expects to generate approximately $15 to $20 million in annual savings in 2014 from its 2013 restructuring activities. These savings represent an increase from the Company’s prior forecast of $10 million in annual savings.

“We previously communicated that our 2013 guidance anticipated a second-half recovery of industrial markets and a strong fourth quarter,” said Charles Wagner, Chief Financial Officer of Bruker.  “Our updated outlook is that while our fourth quarter is expected to be up sequentially, it will be weaker than the previous year primarily due to declines in our BMAT Group revenues.  As a result, we are lowering our guidance for 2013 and taking additional decisive actions to help us improve the efficiency of our operations as we enter next year.”

Bruker is lowering its full year 2013 guidance.  The Company currently expects its full year 2013 reported revenues to decrease between -1 percent and 0 percent, compared to the full year 2012.  This revised guidance implies full year 2013 organic revenue growth to be between 0 and 1 percent.  Full year 2013 non-GAAP EPS is now expected to be in the range of $0.72 to $0.76, compared to previous expectations of $0.80 to $0.83.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 8:15 a.m. Eastern Time today. To listen to the webcast, investors can go to http://ir.bruker.com and click on the live webcast hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-877-270-2148 or +1-412-902-6510, and referencing “Bruker’s 3rd Quarter Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 or +1-412-317-0088 and entering conference Number: 10035128.  The replay will be available beginning one hour after the end of the conference through November 5, 2013 at 9:00 a.m. Eastern Time.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used by Bruker Corporation in this press release are non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP interest and other income (expense) net; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker implements restructuring initiatives to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and may adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.    Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, the outcome of any actions that may be taken by government agencies in connection with FCPA compliance matters we have disclosed to them, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2012, our most recent quarterly report on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Joshua Young

Vice President, Investor Relations

Bruker Corporation

T: +1 (978) 667 – 9580, ext. 1479

joshua.young@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2013	2012	2013	2012

Revenues	$439.0	$447.8	$1,287.3	$1,274.1
Cost of revenues	245.8	237.7	718.0	686.4
Gross profit	193.2	210.1	569.3	587.7
Operating expenses:
Selling, general and administrative	105.7	102.4	319.6	316.4
Research and development	45.5	44.9	141.4	145.0
Other charges, net	10.5	2.5	21.1	9.5
Total operating expenses	161.7	149.8	482.1	470.9
Operating income	31.5	60.3	87.2	116.8
Interest and other income (expense), net	(4.7)	(2.7)	(16.4)	(13.0)
Income before income taxes and noncontrolling interest in consolidated subsidiaries	26.8	57.6	70.8	103.8
Income tax provision	9.9	17.7	24.9	38.9

Consolidated net income	16.9	39.9	45.9	64.9
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.3	0.2	1.0	0.2
Net income attributable to Bruker Corporation	$16.6	$39.7	$44.9	$64.7

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.10	$0.24	$0.27	$0.39
Diluted	$0.10	$0.24	$0.27	$0.39

Weighted average common shares outstanding:
Basic	167.0	166.0	166.6	165.9
Diluted	168.7	167.3	168.4	167.3

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2013	2012	2013	2012
Reconciliation to Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS

GAAP Operating Income	$31.5	$60.3	$87.2	$116.8
Non-GAAP Adjustments:
Restructuring Costs	8.6	0.1	13.6	0.4
Acquisition-Related Costs	1.3	(0.3)	2.2	2.9
Purchased Intangible Amortization	5.1	5.5	15.3	16.2
Other Costs	0.8	3.8	5.9	9.7
Total Non-GAAP Adjustments:	$15.8	$9.1	$37.0	$29.2

Non-GAAP Operating Income	$47.3	$69.4	$124.2	$146.0
Non-GAAP Operating Margin	10.8%	15.5%	9.6%	11.5%

Non-GAAP Interest & Other Income (Expense), net	(4.7)	(4.9)	(18.8)	(15.2)
Non-GAAP Profit Before Tax	42.6	64.5	105.4	130.8

Non-GAAP Income Tax Provision	(8.5)	(16.9)	(27.3)	(39.0)
Non-GAAP Tax Rate	20.0%	26.2%	25.9%	29.8%

Minority Interest	(0.3)	(0.2)	(1.0)	(0.2)

Non-GAAP Net Income Attributable to Bruker	33.8	47.4	77.1	91.6

Weighted Average Shares Outstanding (Diluted)	168.7	167.3	168.4	167.3

Non-GAAP Earnings Per Share	$0.20	$0.28	$0.46	$0.54

Reconciliation of GAAP to Non-GAAP Gross Profit
GAAP Gross Profit	$193.2	$210.1	$569.3	$587.7
Non-GAAP Adjustments:
Restructuring Costs	—	0.1	—	0.4
Acquisition-Related Costs	0.2	1.0	0.6	3.0
Purchased Intangible Amortization	4.8	4.7	14.3	13.7
Other Costs	—	—	—	0.1
Total Non-GAAP Adjustments:	5.0	5.8	14.9	17.2
Non-GAAP Gross Profit	$198.20	$215.90	$584.20	$604.90
Non-GAAP Gross Margin	45.1%	48.2%	45.4%	47.5%

Reconciliation of GAAP to Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(4.7)	$(2.7)	$(16.4)	$(13.0)
Non-GAAP Adjustments:
Insurance Settlement	—	—	(1.5)	—
Sale of Product Line	—	(2.2)	(0.9)	(2.2)
Total Non-GAAP Adjustments:	—	(2.2)	(2.4)	(2.2)
Non-GAAP Interest & Other Income (Expense), net	$(4.7)	$(4.9)	$(18.8)	$(15.2)

*  Please refer to our press release for a full explanation for the use of non-GAAP measures.

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
(in millions)	2013	2012

ASSETS

Current assets:
Cash and cash equivalents	$306.8	$310.6
Accounts receivable, net	297.7	289.3
Inventories	632.0	611.5
Other current assets	136.4	98.3
Total current assets	1,372.9	1,309.7

Property, plant and equipment, net	297.4	283.6
Intangible and other long-term assets	265.9	263.1

Total assets	$1,936.2	$1,856.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1.0	$1.3
Accounts payable	82.9	69.6
Customer advances	248.5	267.3
Other current liabilities	314.4	343.6
Total current liabilities	646.8	681.8

Long-term debt	354.7	335.9
Other long-term liabilities	154.1	129.0

Total shareholders’ equity	780.6	709.7

Total liabilities and shareholders’ equity	$1,936.2	$1,856.4

FOR FURTHER INFORMATION:	Joshua Young, Vice President of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: Joshua.Young@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2013	2012	2013	2012
Cash flows from operating activities:
Consolidated net income	$16.9	$39.9	$45.9	$64.9
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	15.2	13.9	45.4	42.5
Write-down of demonstration inventories to net realizable value	8.0	8.5	24.0	22.6
Stock-based compensation expense	1.6	2.1	4.8	5.9
Deferred income taxes	(5.5)	0.1	(8.1)	(0.3)
Gain on disposal of product line	—	(2.2)	(0.9)	(2.2)
Other non-cash expenses, net	0.9	1.0	1.2	2.1
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	11.2	(11.4)	(9.7)	25.2
Inventories	(13.0)	(14.3)	(34.9)	(72.9)
Accounts payable and accrued expenses	19.8	(6.7)	5.7	(11.0)
Income taxes payable	5.2	4.9	(7.7)	(10.6)
Deferred revenue	(3.7)	(1.8)	1.3	(7.6)
Customer advances	3.0	(25.0)	(18.9)	(2.8)
Other changes in operating assets and liabilities, net	(21.1)	(8.7)	(34.5)	(13.6)
Net cash provided by operating activities	38.5	0.3	13.6	42.2

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(9.5)	—	(11.6)	(21.7)
Disposal of product line	—	3.3	0.5	3.3
Purchases of property, plant and equipment	(10.2)	(19.4)	(41.3)	(49.8)
Sales of property, plant and equipment	0.2	0.8	0.8	2.5
Net cash used in investing activities	(19.5)	(15.3)	(51.6)	(65.7)

Cash flows from financing activities:
Repayments of revolving lines of credit	—	—	—	(216.5)
Proceeds from revolving lines of credi	19.5	35.0	19.5	55.0
Proceeds from Note Purchase Agreement	—	—	—	240.0
Repayment of other debt, net	(0.3)	(19.1)	(0.8)	(45.4)
Payment of deferred financing costs	—	—	—	(1.4)
Proceeds from issuance of common stock, net	3.5	0.2	8.0	3.6
Changes in restricted cash	—	(0.4)	(1.3)	(1.5)
Cash payments to noncontrolling interest	(0.6)	—	(0.6)	(0.6)
Net cash provided by financing activities	22.1	15.7	24.8	33.2
Effect of exchange rate changes on cash and cash equivalents	14.8	1.1	9.4	(13.6)
Net change in cash and cash equivalents	55.9	1.8	(3.8)	(3.9)
Cash and cash equivalents at beginning of period	250.9	240.3	310.6	246.0
Cash and cash equivalents at end of period	$306.8	$242.1	$306.8	$242.1